UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	0-6428	88-0105586
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan	48603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 799-8720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed on a Current Report on Form 8-K filed on October 20, 2010 (the “Prior Report”), Robertson Global Health Solutions Corporation (the “Registrant”) and its wholly-owned subsidiary, ASI Land Holdings, Inc. (“ASI Land,” collectively with Registrant, the “Company”) entered into an amended letter agreement dated October 20, 2010 (the “Amended Letter Agreement”) to sell (a) three parcels of unimproved real property described on Exhibit 99.1 to the Prior Report and (b) warrants to purchase a total of 150,000 shares of the common stock of the Registrant to Triple LATS LLC (“Triple LATS”) at $2.50 per share (the “Warrants”). The Amended Letter Agreement provides that the Company will release each of the three parcels of land and issue a portion of the related Warrants as Triple LATS reaches designated payment milestones. The information contained in response to Item 1.01 of the Prior Report is incorporated in response to this Item 2.01 by reference.

On January 12, 2011, and upon receipt of the requisite payment from Triple LATS, the Sellers completed the disposition of the “Lamb and Owens” parcel identified on Exhibit 99.1 to the Prior Report. This completes the payment schedule and is the final release of land and warrants pursuant to the Amended Letter Agreement.

Item 3.02 Unregistered Sales of Equity Securities

Concurrently with the disposition of the “Lamb and Owens” parcel, the Registrant issued to Triple LATS a warrant to purchase 50,000 shares of common stock (1/3 of the total 150,000 Warrants) of the Registrant at $2.50 per share. The offer and sale of the Warrants was made to an accredited investor in a private offering in reliance upon exemptions from registration provided for in Sections 4(6) and 4(2) of the Securities Act of 1933, including Regulation D promulgated thereunder. The information contained in response to Item 1.01 of the Prior Report is incorporated in response to this Item 3.02 by reference.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation

Dated:	January 13, 2011	By:	/s/ Melissa A. Seeger

		Name:	Melissa A. Seeger
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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